As filed with the Securities and Exchange Commission on August 24, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REKOR SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	81-5266334
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7172 Columbia Drive, Suite 400
Columbia, MD 21046
(410) 762-0800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Options granted under the Waycare Technologies Ltd. Global Share Incentive Plan (2018)
and assumed by the Registrant
(Full title of the plan)

Robert A. Berman,
Chief Executive Officer, Executive Chairman and Director
Rekor Systems, Inc.
7172 Columbia Gateway Drive, Suite 400
Columbia, MD 21046
(410) 762-0800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Claud v.S. Eley, Esq.
Crowell & Moring LLP
1001 Pennsylvania Ave. NW
Washington, DC 20004
(202) 624-2885

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed MaximumOffering Price PerShare	Proposed MaximumAggregate OfferingPrice	Amount ofRegistration Fee
In respect of assumed options: Common Stock, $0.0001 par value per share (2)	597,544	$ 0.516 (3)	$308,332.7	$33.64

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares subject to issuance in connection with options outstanding under the Waycare Technologies Ltd. Global Incentive Plan (2018) (the “Plan”) and assumed by the Registrant.
(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

EXPLANATORY NOTE

On August 6, 2021, Rekor Systems, Inc. (the “Company” or the “Registrant”) entered into a share purchase agreement (the “Purchase Agreement”) with Waycare Technologies Ltd (“Waycare”), the securityholders of Waycare named in the Purchase Agreement, and Shareholder Representative Services LLC, solely in its capacity as the representative of the securityholders. Pursuant to the Purchase Agreement, on August 18, 2021, the Registrant acquired 100% of the issued and outstanding equity interests of Waycare (the “Acquisition”). This Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company, relates to 597,516 shares of its common stock, par value $0.0001, issuable pursuant to vested options granted under the Plan and assumed by the Company in connection with the Acquisition.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act. The document(s) containing the information specified in Part I will be sent or given to the participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act. Such document(s) are not required to be and are not being filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the Commission on March 12, 2021);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 (filed with the Commission on May 10, 2021 and August 16, 2021, respectively);

(b)	The Registrant’s Current Reports on Form 8-K (filed with the commission on February 9, 2021, March 1, 2021, July 1, 2021, August 9, 2021, August 19, 2021 and August 23, 2021; and

(c)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38338) filed on January 8, 2018 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends, stock purchases or redemptions); or

●	for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

●
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Charter, Bylaws and to provide additional procedural protections.

Reference is also made to the Underwriting Agreement filed with the Registration Statement on Form S-1 (Registration No. 333-178479), which provides for the indemnification of executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s Charter and Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 8. Exhibits.

The information required by this Item is set forth in the Exhibit Index that precedes the signature page of this Registration Statement.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on August 21, 2017.	8-K	333-216014	3.1	8/25/17

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on April 30, 2019.	8-K	001-38338	3.1	4/30/19

4.3	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on March 18, 2020.	8-K	001-38338	3.1	3/18/20

4.4	Amended and Restated Bylaws of the Registrant.	8-K	001-38338	3.2	4/30/19

5.1	Opinion of Crowell & Moring LLP.					X

23.1	Consent of Friedman LLP, independent registered public accounting firm.					X

23.2	Consent of Crowell & Moring LLP (contained in Exhibit 5.01.					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Waycare Technologies Ltd. Global Share Incentive Plan (2018).					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on August 24, 2021.

REKOR SYSTEMS, INC.

By:	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer, Executive Chairman and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Berman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Robert A. Berman Robert A. Berman	Chief Executive Officer, Executive Chairman and Director (Principal Executive Officer)	August 24, 2021

/s/ Eyal Hen Eyal Hen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 24, 2021

/s/ Paul de Bary Paul de Bary	Director	August 24, 2021

/s/ Richard Nathan Richard Nathan	Director	August 24, 2021

/s/ Glenn Goord Glenn Goord	Director	August 24, 2021
/s/ David Hanlon David Hanlon	Director	August 24, 2021

/s/ Steven D. Croxton Steven D. Croxton	Director	August 24, 2021